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                                   EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Amendment No. 4 to Registration Statement No. 33-62395 and Amendment No. 1 to Registration Statement No. 33-52441 both on Form S-3 and Amendment No. 1 to Registration Statement No. 33-62344 and Registration Statement 333-09159 both on Form S-8 of Vornado Realty Trust of our report dated March 12, 1997, appearing in this Annual Report on Form 10-K of Vornado Realty Trust for the year ended December 31, 1996.






Parsippany, New Jersey
March 12, 1997






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